Exhibit 10.1

EXECUTION VERSION

TRANSACTION AGREEMENT

BY AND AMONG

NORTHERN TIER HOLDINGS LLC

NORTHERN TIER ENERGY GP LLC

NORTHERN TIER ENERGY LLC

NORTHERN TIER ENERGY HOLDINGS LLC

NORTHERN TIER RETAIL HOLDINGS LLC

AND

NORTHERN TIER ENERGY LP

DATED AS OF JULY 25, 2012

TRANSACTION AGREEMENT

This Transaction Agreement, dated as of July 25, 2012 (this “Agreement”), is entered into by and among Northern Tier Holdings LLC, a Delaware limited liability company (“NTH”), Northern Tier Energy GP LLC, a Delaware limited liability company (“NT GP”), Northern Tier Energy LLC, a Delaware limited liability company (“NTE LLC”), Northern Tier Energy Holdings LLC, a Delaware limited liability company (“NTE Holdings”), Northern Tier Retail Holdings LLC, a Delaware limited liability company (“NTE Retail”) and Northern Tier Energy LP, a Delaware limited partnership (the “Partnership”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, NTH holds 100% of the limited partner interests in the Partnership (the “Initial LP Interest”), and NT GP holds a non-economic general partner interest in the Partnership.

WHEREAS, on June 7, 2012, NTH and NT GP entered into an Agreement of Limited Partnership (the “Original LPA”).

WHEREAS, NTH holds all of the limited liability company interests in NTE LLC (the “NTE Interests”).

WHEREAS, each of the following actions will occur at the times specified hereafter:

1.	NTH shall contribute, assign, transfer, convey and deliver the NTE Interests to the Partnership in exchange for NTH Common Units, NTH PIK Common Units and the right to receive the Deferred Issuance and Distribution.

2.	The Initial LP Interest held by NTH will be redeemed.

3.	The Partnership will contribute, assign, transfer, convey and deliver 0.01% of the NTE Interests to NTE Holdings in exchange for all of the limited liability company interests in NTE Holdings.

4.	NTE LLC will contribute, assign, transfer, convey and deliver all of its limited liability company interests in its wholly-owned subsidiaries, Northern Tier Retail LLC and Northern Tier Bakery LLC, to NTE Retail in exchange for all of the limited liability company interests in NTE Retail.

5.	In connection with a firm commitment underwritten offering of the Common Units (the “Offering”), the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Discount, in exchange for Common Units.

6.

The Partnership will contribute the proceeds of the Offering, net of the Underwriters’ Discount, to NTE LLC as a capital contribution and will cause NTE LLC to (a) pay expenses incurred in connection with the Offering, (b) repay

$29 million of senior secured notes previously issued by NTE LLC at a redemption price of 103% of the principal amount thereof, (c) pay approximately $40 million to Marathon Petroleum Company, LP (“Marathon”), (d) pay approximately $92 million to J. Aron & Company and (e) distribute approximately $92.2 million to NTH which will be used to redeem a preferred membership interest in NTH held by Marathon.

WHEREAS, each of the Parties and the stockholders, members, partners, boards of directors or managers of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement.

WHEREAS, the Partnership may adjust upward or downward the number of Firm Units, with corresponding adjustments to the number of NTH Common Units, to be offered to the public through the Underwriters.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“Common Unit” has the meaning set forth in the LP Agreement.

“Deferred Issuance and Distribution” has the meaning set forth in the LP Agreement.

“Effective Time” means the date and time of the delivery of the Firm Units and payment therefor as set forth in Section 4 of the Underwriting Agreement.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“LP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the prospectus constituting Part I of the Registration Statement.

“NTH Common Units” means 57,282,000 Common Units to be issued to NTH, without taking into account any exercise of the Underwriters’ Option; provided that if the Partnership increases the number of Firm Units, the NTH Common Units will be decreased by a number of Common Units equal to 115% (to accommodate the corresponding increase in the number of Option Units and Deferred Issuance and Distribution) of such increase and if the Partnership decreases the number of Common Units offered to the public through the Underwriters, the NTH Common Units will be increased by a number of Common Units equal to 115% of such decrease.

“NTH PIK Common Units” means 18,383,000 PIK Common Units to be issued to NTH.

“Option Units” means the Common Units that the Partnership will agree to issue upon exercise of the Underwriters’ Option.

“PIK Common Unit” has the meaning set forth in the LP Agreement.

“Registration Statement” means the Registration Statement on Form S-1 initially filed on December 13, 2011 with the Securities and Exchange Commission (Registration No. 333-178457), as amended.

“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.

“Underwriters’ Discount” means the Underwriters’ discount as provided by the Underwriting Agreement.

“Underwriters’ Option” means a number of Common Units equal to 15% of the Firm Units, which the Partnership will agree to sell to the Underwriters, at their option, pursuant to the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among the Partnership, NT GP, NTE LLC, NTE Holdings LLC and the Underwriters, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

ARTICLE II

CONTRIBUTIONS

Concurrently with the Effective Time, the following capital contributions and transactions shall be completed in the order set forth below.

Section 2.1 Execution of LP Agreement.

NTH and NT GP shall amend and restate the Original LPA by executing the LP Agreement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership may agree with the Underwriters and such other changes as the Partnership, NT GP and NTH may agree.

Section 2.2 Contribution of NTE Interests by NTH.

NTH shall contribute, convey, assign, transfer and deliver the NTE Interests to the Partnership, its successors and assigns, for its and their own use forever, and the Partnership shall accept the NTE Interests, in exchange for (a) NTH Common Units, (b) NTH PIK Common Units and (c) the right to receive the Deferred Issuance and Distribution. In connection with the contribution provided for in this Section 2.2, NTH has agreed pursuant to the Settlement Agreement and Release entered into as of May 4, 2012 by and between NTE LLC and Marathon (the “Settlement Agreement”) to satisfy certain obligations of NTE LLC under that agreement by paying cash and issuing an NTH equity interest to Marathon. Because for federal income tax purposes the Partnership and NTE LLC will both be treated as disregarded from NTH prior to the Offering and their respective assets and liabilities will be treated as being part of NTH, for federal income tax purposes the obligations of NTE LLC that NTH agrees to satisfy will be treated as liabilities of NTH that are retained by NTH and satisfied directly by NTH pursuant to the Settlement Agreement.

Section 2.3 Redemption of Initial LP Interest.

The Initial LP Interest held by NTH shall be redeemed for $1.00.

Section 2.4 Contribution of an NTE Interest.

The Partnership shall contribute, assign, transfer, convey and deliver 0.01% of the NTE Interests to NTE Holdings, its successors and assigns, for its and their own use forever, and NTE Holdings shall accept such interest in exchange for all of the limited liability company interests in NTE Holdings. On the day following the day of the capital contribution described in Section 2.6, NTE Holdings will elect to be treated as a corporation for federal tax purposes.

Section 2.5 Contribution of Interests in Northern Tier Retail LLC and Northern Tier Bakery LLC.

NTE LLC shall contribute, assign, transfer, convey and deliver all of its limited liability company interests in its wholly-owned subsidiaries, Northern Tier Retail LLC and Northern Tier Bakery LLC, to NTE Retail, its successors and assigns, for its and their own use forever, and NTE Retail shall accept such interests, in exchange for all of the limited liability company interests in NTE Retail. Prior to the day of the capital contribution described in Section 2.6, NTE Retail will elect to be treated as a corporation for federal tax purposes.

Section 2.6 Underwriter Cash Contribution.

The Parties acknowledge that the Partnership is undertaking the Offering, and the Underwriters are to agree, pursuant to the Underwriting Agreement, to make a capital contribution to the Partnership of an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

Section 2.7 Payment of Expenses and Cash Contribution by the Partnership.

The Parties acknowledge an intention for the Partnership to contribute the proceeds of the Offering, net of the Underwriters’ Discount, to NTE LLC as a capital contribution and to cause NTE LLC to (a) pay expenses incurred in connection with the Offering, (b) repay $29 million of NTE LLC’s senior secured notes at a redemption price of 103% of the principal amount thereof, (c) pay approximately $40 million to Marathon, (d) pay approximately $92 million to J. Aron & Company and (e) distribute approximately $92.2 million to NTH which will be used to redeem a preferred membership interest in NTH held by Marathon.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Underwriters’ Option period or the exercise in full of the Underwriters’ Option, the Partnership shall issue to NTH a number of additional Common Units that is equal to the excess, if any, of (a) the total number of Option Units over (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Underwriters’ Option. Upon each exercise of the Underwriters’ Option, the Partnership shall distribute to NTH an amount of cash equal to the proceeds therefrom net of the Underwriters’ Discount with respect to each such exercise.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 4.2 Successors and Assigns.

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.5 Entire Agreement.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 4.6 Amendment or Modification.

This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 4.7 Construction.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.9 Deed; Bill of Sale; Assignment.

To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 4.10 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

NORTHERN TIER HOLDINGS LLC

By:	/s/ Peter T. Gelfman
Name: Peter T. Gelfman
Title: Secretary

NORTHERN TIER ENERGY GP LLC

By:	/s/ Peter T. Gelfman
Name: Peter T. Gelfman
Title: Vice President, General Counsel & Secretary

NORTHERN TIER ENERGY LLC

By:	/s/ Peter T. Gelfman
Name: Peter T. Gelfman
Title: Vice President, General Counsel & Secretary

NORTHERN TIER RETAIL HOLDINGS LLC

By:	/s/ Peter T. Gelfman
Name: Peter T. Gelfman
Title: Vice President, General Counsel & Secretary

SIGNATURE PAGE

TRANSACTION AGREEMENT

NORTHERN TIER ENERGY HOLDINGS LLC

By:	/s/ Peter T. Gelfman
	Name:	Peter T. Gelfman
	Title:	Vice President, General Counsel & Secretary

NORTHERN TIER ENERGY LP

By:	Northern Tier Energy GP LLC, its general partner

By:	/s/ Peter T. Gelfman
	Name:	Peter T. Gelfman
	Title:	Vice President, General Counsel & Secretary

SIGNATURE PAGE

TRANSACTION AGREEMENT